rotork®

Hereby appoints and presents this certificate to

兹指定并将此证书授予

<u>实华工程有限公司</u>

AS

为 授 权 经 销 商

授权人签字

ROTORK CONTROLS LIMITED SHANGHAI OFFICE
上海代表处
盖章

DATE: 01/01/2010
日期

VALIDITY: 12/31/2010
有效期至